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                                   EXHIBIT 16

                       [LETTERHEAD OF THOMAS MONAHAN, CPA]






Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

      I have reviewed the current report on Form 8-K/A of Harmony Trading Corp., dated May 16, 2002 in respect to Item 4, "Changes in Registrant's Certifying Accountants," and agree with the statements contained therein.

May 24, 2002                                         /s/Thomas Monahan
                                                     ---------------------------
                                                     Thomas Monahan, CPA




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